CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Rouge Resources Ltd.

We hereby consent to the incorporation by reference in the Registration Statement of Rouge Resources Ltd. on Form 20-F filed June 18, 2010 of our report dated May 28, 2008 on the financial statements of Rouge Resources Ltd. as January 31, 2008 and for the year then ended.

Vancouver, Canada	“Morgan & Company”

February 1, 2011	Chartered Accountants

Tel: (604) 687-5841	P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075	Sute 1488 - 700 West Georgia Street
www.morgan-cas.com	Vancouver, B.C. V7Y 1A1